Exhibit 10.2

RECEPTOS, INC.

2013 STOCK INCENTIVE PLAN

NOTICE OF STOCK UNIT AWARD

You have been granted the following Stock Units representing Common Stock of Receptos, Inc. (the “Company”) under the Company’s 2013 Stock Incentive Plan (the “Plan”).

Name of Participant:	[ ]

Total Number of Stock Units Granted:	[ ]

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Vesting Schedule:	[One-fourth (1/4th) of the Stock Units subject to this Award vest when you complete 12 months of continuous Service as an Employee or a Consultant from the Vesting Commencement Date. Thereafter, an additional 1/4th of the Stock Units subject to this Award vest when you complete each additional 12 months of Service.] [Sample language – actual vesting to be inserted.]

By your signature and the signature of the Company’s representative below, you and the Company agree that these Stock Units are granted under and governed by the term and conditions of the Plan and the Stock Unit Agreement (the “Agreement”), both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

PARTICIPANT	RECEPTOS, INC.

By:

Its:
Print Name

RECEPTOS, INC.

NOTICE OF STOCK UNIT AWARD

RECEPTOS, INC.

2013 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

Payment for Stock Units	No cash payment is required for the Stock Units you receive. You are receiving the Stock Units in consideration for Services rendered by you.

Vesting

The Stock Units that you are receiving will vest in installments, as shown in the Notice of Stock Unit Award.

No additional Stock Units vest after your Service as an Employee or a Consultant has terminated for any reason.

Forfeiture

If your Service terminates for any reason, then your Award expires immediately as to the number of Stock Units that have not vested before the termination date and do not vest as a result of termination.

This means that the unvested Stock Units will immediately be cancelled. You receive no payment for Stock Units that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. Notwithstanding the foregoing, except as otherwise required by applicable laws, vesting of your Stock Units will be suspended during any unpaid leave of absence. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Unit Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

RECEPTOS, INC.

STOCK UNIT AGREEMENT

Nature of Stock Units	Your Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends; Dividend Equivalents

Your Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your Stock Units are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Notwithstanding the foregoing, dividend equivalents shall be paid or credited on Stock Units (other than Stock Units that, at the relevant record date, previously have been settled or forfeited) as follows, except that the Committee may specify an alternative treatment from that specified below:

If the Company declares and pays a dividend or distribution on the Shares in the form of cash, then you will be credited, as of the payment date for such dividend or distribution, an amount equal to the number of Stock Units credited to you as of the record date for such dividend or distribution multiplied by the amount that would have been paid as a dividend or distribution on each outstanding Share at such payment date. Any amounts credited under this paragraph (i) shall be subject to the restrictions and conditions that apply to the Stock Unit with respect to which the amounts are credited and will be payable when the underlying Stock Unit becomes payable. At the time the underlying Stock Unit becomes payable, the Company has the discretion to pay any accrued dividend equivalents either in cash or in Shares. If the underlying Stock Unit does not vest or is forfeited, any amounts credited under this paragraph (i) with respect to the underlying Stock Unit will also fail to vest and be forfeited.

Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any Stock Units. For instance, you may not use your Stock Units as security for a loan. If you attempt to do any of these things, your Stock Units will immediately become invalid.

RECEPTOS, INC.

STOCK UNIT AGREEMENT

Settlement of Stock Units

Each of your vested Stock Units will be settled when it vests; provided, however, that settlement of each Stock Unit will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date, but in no event later than December 31 of the calendar year in which the applicable vesting date occurs.

For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under Section 16(b) of the Exchange Act; (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1(c) under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.

At the time of settlement, you will receive one Share for each vested Stock Unit; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares does not violate any law or regulation.

Withholding Taxes and Stock Withholding

Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (2) do not commit to structure the terms of the Award or any aspect of the Stock Units to reduce or eliminate your liability for Tax-Related Items.

Prior to the settlement of your Stock Units, you shall pay or make adequate arrangements satisfactory to the Company and/or the

RECEPTOS, INC.

STOCK UNIT AGREEMENT

Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your Stock Units are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the Stock Units occurs.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	The number of Stock Units covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan.

RECEPTOS, INC.

STOCK UNIT AGREEMENT

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).

Miscellaneous

You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.

The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that

RECEPTOS, INC.

STOCK UNIT AGREEMENT

the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

RECEPTOS, INC.

STOCK UNIT AGREEMENT